Exhibit 99.1

Delisting of Securities of CORUS Bankshares, Inc. from The NASDAQ Stock Market

NEW YORK, October 05, 2009—The Nasdaq Stock Market announced today that it will delist the common stock of CORUS Bankshares, Inc. CORUS Bankshares, Inc.’s stock was suspended on September 24, 2009, and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.